                                                                       EXHIBIT D

                    CENTERPOINT ENERGY, INC. AND SUBSIDIARIES
                              ROLLFORWARD OF EQUITY
                    FOR THE QUARTER ENDED SEPTEMBER 30, 2004
                                 (IN THOUSANDS)

                                                  INCOME                                                               NET DEFERRED
                                    BEGINNING      FROM     INCOME FROM   LOSS ON DISPOSAL                              LOSS FROM
                                  BALANCE JUNE  CONTINUING  DISCONTINUED  OF DISCONTINUED   EXTRAORDINARY               CASH FLOW
                                    30, 2004    OPERATIONS   OPERATIONS      OPERATIONS     LOSS (TRUE-UP)  DIVIDENDS     HEDGES
                                  ------------  ----------  ------------  ----------------  --------------  ---------  ------------
SHAREHOLDERS' EQUITY
 Common stock                      $    3,074     $     -      $     -        $       -        $       -    $      -      $      -
 Additional paid-in capital         2,885,593           -            -                -                -           -             -
 Retained earnings (deficit)         (630,084)     16,631       86,916         (346,127)        (893,618)    (30,759)            -
 Net deferred loss
  from cash flow hedges               (18,463)          -            -                -                -           -       (60,846)
 Benefits - minimum
  liability adjustment               (372,613)          -            -                -                -           -             -
                                   ----------     -------      -------        ---------        ---------    --------      --------
   TOTAL SHAREHOLDERS' EQUITY      $1,867,507     $16,631      $86,916        $(346,127)       $(893,618)   $(30,759)     $(60,846)
                                   ==========     =======      =======        =========        =========    ========      ========

                                                   OTHER
                                                 CHANGES IN         ENDING
                                    MINIMUM        STOCK-           BALANCE
                                   LIABILITY    ISSUANCES OF       SEPTEMBER
                                   ADJUSTMENT       STOCK          30, 2004
                                   ----------   ------------      -----------
SHAREHOLDERS' EQUITY
 Common stock                        $     -        $    4        $     3,078
 Additional paid-in capital                -         2,892          2,888,485
 Retained earnings (deficit)               -             -         (1,797,041)
 Net deferred loss from cash
  flow hedges                              -             -            (79,309)
 Benefits - minimum liability
  adjustment                          (3,014)            -           (375,627)
                                     -------        ------        -----------
   TOTAL SHAREHOLDERS' EQUITY        $(3,014)       $2,896        $   639,586
                                     =======        ======        ===========

                                                                       EXHIBIT D

            CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC AND SUBSIDIARIES
                              ROLLFORWARD OF EQUITY
                    FOR THE QUARTER ENDED SEPTEMBER 30, 2004
                                 (IN THOUSANDS)

                                                 INCOME                           ENDING
                                 BEGINNING       BEFORE       EXTRAORDINARY      BALANCE
                               BALANCE JUNE   EXTRAORDINARY     LOSS (TRUE-    SEPTEMBER 30,
                                 30, 2004         LOSS             UP)            2004
                               ------------   -------------   -------------    ------------
MEMBER'S EQUITY
  Common stock                  $         1    $         -     $         -     $         1
  Paid-in capital                 2,190,111              -               -       2,190,111
  Retained earnings (deficit)       493,589         65,954        (893,618)       (334,075)
                                -----------    -----------     -----------     -----------
    TOTAL MEMBER'S EQUITY       $ 2,683,701    $    65,954     $  (893,618)    $ 1,856,037
                                ===========    ===========     ===========     ===========

                                                                       EXHIBIT D

               CENTERPOINT ENERGY RESOURCES CORP. AND SUBSIDIARIES
                              ROLLFORWARD OF EQUITY
                    FOR THE QUARTER ENDED SEPTEMBER 30, 2004
                                 (IN THOUSANDS)

                                                                                        ENDING
                                           BEGINNING                     OTHER          BALANCE
                                          BALANCE JUNE               COMPREHENSIVE   SEPTEMBER 30,
                                            30, 2004     NET LOSS        INCOME          2004
                                          ------------  ----------   -------------   -------------
STOCKHOLDER'S EQUITY
  Common stock                             $        1   $        -     $        -     $        1
  Paid-in capital                           1,985,273            -              -      1,985,273
  Retained earnings                           246,125       (2,235)             -        243,890
  Accumulated other comprehensive income       43,367            -         11,082         54,449
                                           ----------   ----------     ----------     ----------
    TOTAL STOCKHOLDER'S EQUITY             $2,274,766   $   (2,235)    $   11,082     $2,283,613
                                           ==========   ==========     ==========     ==========